April 28, 1998

Division of Corporate Regulation
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

RE:  Information Supplemental to Annual Report on
     Form U5S for Entergy Corporation and Subsidiaries
     ("Form U5S") Relating to Participation in
     Nuclear Electric Insurance Limited ("NEIL") and
     Nuclear Mutual Limited ("NML")

Gentlemen:

As Chief Accounting Officer of Entergy Arkansas, Entergy Gulf States, Entergy Louisiana, Entergy Mississippi, Entergy New Orleans and System Energy Resources, Inc.("System Energy"), I hereby advise you, as information supplemental to that set forth in the Form U5S for the year ended
December 31, 1997, that the attached schedules represent premium payments made to NEIL and NML during 1997 and premium distributions and credits received from NML and NEIL during 1997.

Sincerely,

/s/ Louis E. Buck, Jr.

Louis E. Buck, Jr.
Chief Accounting Officer

LEB/AR
Attachments


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

			Premiums Payments  - 1997


Company  Insurer             Policy Period  Date Pymt Made        Amount
EAI      NML          (2)       4/1/97-98       3/31/97         1,956,021     Premium

	 NEIL I       (2)      9/15/97-98       9/12/97           873,713     Premium
	 NEIL I       (2)      9/15/96-97        8/7/97           (16,697)  Return Premium
	 NEIL I - GG  (1)      9/15/97-98       9/12/97           148,607     Premium
	 NEIL I - GG  (1)      9/15/96-97        8/7/97            (3,341)  Return Premium

	 NEIL II      (2)      11/15/97-98      11/13/97        2,071,833     Premium

ELI      NML          (3)       4/1/97-98       3/26/97         1,359,952     Premium

	 NEIL I       (3)      9/15/97-98       9/12/97           650,921     Premium
	 NEIL I       (3)      9/15/96-97        8/7/97           (11,942)  Return Premium
	 NEIL I - GG  (1)      9/15/97-98       9/12/97            71,834     Premium
	 NEIL I - GG  (1)      9/15/96-97        8/7/97            (1,331)  Return Premium

	 NEIL II      (3)      11/15/97-98      11/13/97        1,892,024     Premium

EMI      NEIL I - GG  (1)      9/15/97-98       9/12/97           177,565     Premium
	 NEIL I - GG  (1)      9/15/96-97        8/7/97            (3,776)  Return Premium

ENOI     NEIL I - GG  (1)      9/15/97-98       9/12/97            98,098     Premium
	 NEIL I - GG  (1)      9/15/96-97        8/7/97            (2,057)  Return Premium

SERI     NML          (1)       4/1/97-98       3/26/97         1,562,046     Premium

	 NEIL II      (1)      11/15/97-98      11/13/97        1,843,981     Premium

EGS      NEIL I       (4)      9/15/97-98       9/12/97           339,971     Premium

	 NEIL II      (5)      11/15/97-98      11/13/97        2,042,731     Premium

(1) Premiums paid in connection with Unit No. 1 of the Grand Gulf Steam
    Electric Generating Station (nuclear)
(2) Premiums paid in connection with EAI's Nuclear One Generating Station.
(3) Premiums paid in connection with ELI's Waterford Steam Electric Generating
    Station - Unit No. 3 (nuclear)
(4) 100% share to EGS - Cajun does not participate in this coverage
(5) 30% is due Cajun



			Distributions - 1997


Company  Insurer              Date of Distri          Amount

EAI      NML                      2/27/97            263,210
	 NML                      4/29/97             29,246

	 NEIL II                  2/27/97          1,517,124
	 NEIL II                  4/29/97            171,119

	 NEIL I                   2/27/97          2,802,368
	 NEIL I                   4/29/97            315,762
	 NEIL I - GG              2/27/97             94,426
	 NEIL I - GG              4/29/97             10,648

ELI      NML                      2/27/97            367,188
	 NML                      4/29/97             40,799

	 NEIL II                  2/27/97            970,057
	 NEIL II                  4/29/97            109,492

	 NEIL I                   2/27/97            375,803
	 NEIL I                   4/29/97             42,375
	 NEIL I - GG              2/27/97             58,911
	 NEIL I - GG              4/29/97              6,638

EMI      NEIL I - GG              2/27/97            103,539
	 NEIL I - GG              4/29/97             11,675

ENOI     NEIL I - GG              2/27/97             53,290
	 NEIL I - GG              4/29/97              6,009

SERI     NML                      2/27/97          1,965,803
	 NML                      4/29/97            218,423

	 NEIL II                  2/27/97          1,397,563
	 NEIL II                  4/29/97            157,632

EGS      NEIL II     (a)          2/27/97            664,623
	 NEIL II     (a)          4/29/97             75,022

	 NEIL I    (b)            2/27/97            208,979
	 NEIL I    (b)            4/29/97             23,553

(a) 100% to EGS, excludes Cajun's distribution

(b) 100% to EGS, Cajun does not share interest in this coverage